UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 6, 2006

LAIDLAW INTERNATIONAL, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-13109	98-0390488
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

55 Shuman Blvd. Suite 400, Naperville, Illinois		60563
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(630) 848-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

Laidlaw International, Inc. (the "Company") sold American Medical Response, Inc. ("AMR") to an affiliate of Onex Corporation ("Onex") in accordance with a Stock Purchase Agreement dated December 6, 2004, as amended (the "Stock Purchase Agreement"). Subsequent to the sale, AMR management advised the Company that they had determined that, utilizing an alternative method of valuing accounts receivable, AMR’s accounts receivable reserves had been understated between $39 million and $50 million during the last five years, including the date of sale. As a result of this matter, Onex could have asserted a claim against the Company under the Stock Purchase Agreement. On June 2, 2006, the Company paid Onex $10 million in satisfaction of all potential claims Onex may have had against Laidlaw under the Stock Purchase Agreement in regards to this matter. This settlement will result in the Company recording a $10 million loss from discontinued operations during the three months ended May 31, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAIDLAW INTERNATIONAL, INC.

June 6, 2006	By:	Jeffrey W. Sanders

Name: Jeffrey W. Sanders
Title: Vice President, Corporate Development and Controller